As filed with the Securities and Exchange Commission on June 29, 2015
Registration No. 333-148789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________
ClearOne, Inc.
(Exact name of registrant as specified in its charter)
________________________________

Utah	3661	87-0398877
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
5225 Wiley Post Way, Suite 500
Salt Lake City, Utah 84116
(801) 975-7200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
________________________________

ClearOne, Inc. Equity Incentive Plan
(formerly known as 2007 Equity Incentive Plan)
(Full Title of the Plan)
________________________________

Zeynep Hakimoglu
President, CEO and Director
5225 Wiley Post Way, Suite 500
Salt Lake City, Utah 84116
(801) 975-7200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________________________

Copy to:
Mark W. Coffin
Seyfarth Shaw LLP
700 Milam Street, Suite 1400
Houston, Texas 77002
(713) 225-2300
________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	1,000,000	$13.34	$13,340,000	$1,550.11

(1)
This registration statement covers 1,000,000 additional shares of Common Stock, par value $0.001 per share, of ClearOne, Inc. available for issuance under the ClearOne, Inc. Equity Incentive Plan, which amends and restates the 2007 Equity Incentive Plan. This registration statement also covers such indeterminable additional number of shares as may be issuable under the ClearOne, Inc. Equity Incentive Plan by reason of any adjustments in the number of shares to prevent dilution from any future stock splits, stock dividends and similar transactions. This Registration Statement covers any such additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended. Pursuant to General Instruction E of Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the ClearOne, Inc. Equity Incentive Plan. A Registration Statement on Form S-8 has been previously filed on January 22, 2008 (File No. 333-148789) covering 1,000,000 shares of Common Stock that are reserved for issuance pursuant of awards under the ClearOne, Inc. Equity Incentive Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the NASDAQ Capital Market on June 26, 2015.

EXPLANATORY NOTE

ClearOne, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-148789) with the Securities and Exchange Commission (the “Commission”) on January 22, 2008 to register 1,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), for issuance, offer and sale pursuant to awards under the 2007 Equity Incentive Plan (the “2007 Plan”) of the Company (formerly named ClearOne Communications, Inc.). On December 12, 2014, the shareholders of the Company approved the ClearOne, Inc. Equity Incentive Plan (the “Amended and Restated Plan”), which amends and restates the 2007 Plan and increases the amount of Common Stock available for issuance, offer and sale pursuant to awards under the Amended and Restated Plan by an additional 1,000,000 shares.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Amendment”) to register under the Securities Act of 1933, as amended, an additional 1,000,000 shares for issuance, offer and sale pursuant to awards under the Amended and Restated Plan. Following this Amendment, an aggregate of 2,000,000 shares of Common Stock will be registered under this Registration Statement on Form S-8, as amended.

This Amendment is filed pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Except for the changes set forth herein, the contents of the Registration Statement on Form S-8 (File No. 333-148789), including each of the documents filed with the Commission, are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference:

(a)	The Registrant’s Annual Report for the year ended December 31, 2014, as filed on Form 10-K on March 31, 2015, and as amended on April 30, 2015;

(b)	Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed on May 15, 2015;

(c)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K, as amended, referred to in paragraph (a) above; and

(d)
The description of the Registrant's common stock, $0.001 par value per share, in the Registrant’s Form 8-A, filed with the Commission on August 10, 2007, and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, the following exhibits are attached to this Registration Statement:

Exhibit No.            Description of Exhibit

4.8	ClearOne, Inc. Equity Incentive Plan (filed herewith)

4.9	Amended and Restated Articles of Incorporation of ClearOne, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K filed on March 25, 2013)

4.10	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-K filed on March 31, 2011)

4.11	Amendment No. 1 to ClearOne, Inc. Equity Incentive Plan (filed herewith)

5.1	Opinion of Seyfarth Shaw LLP concerning the legality of the securities being registered (filed herewith)

23.1	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1 to this registration statement)

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm (filed herewith)

24.1	Powers of Attorney (incorporated by reference to signature page on Form S-8 (File No. 333-148789), filed with the Commission on January 22, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 Post-Effective Amendment No. 1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on June 29, 2015.

CLEARONE, INC.

/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
President, Chief Executive Officer and Director
June 29, 2015

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Zeynep Hakimoglu	/s/ Narsi Narayanan
Zeynep Hakimoglu	Narsi Narayanan
President, Chief Executive Officer and Chairman of the Board	Senior Vice President of Finance (Principal Accounting and Financial Officer)
June 29, 2015	June 29, 2015

/s/ Brad R. Baldwin	/s/ Larry R. Hendricks
Brad R. Baldwin	Larry R. Hendricks
Director	Director
June 29, 2015	June 29, 2015

/s/ Scott M. Huntsman
Scott M. Huntsman
Director
June 29, 2015

/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Attorney-in-fact
June 29, 2015

INDEX TO EXHIBITS

Exhibit No.            Description of Exhibit

4.8	ClearOne, Inc. Equity Incentive Plan (filed herewith)

4.9	Amended and Restated Articles of Incorporation of ClearOne, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K filed on March 25, 2013)

4.10	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-K filed on March 31, 2011)

5.1	Opinion of Seyfarth Shaw LLP concerning the legality of the securities being registered (filed herewith)

23.1	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1 to this registration statement)

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm (filed herewith)

24.1	Powers of Attorney (incorporated by reference to signature page on Form S-8 (File No. 333-148789), filed with the Commission on January 22, 2008)